EXHIBIT 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2007

(UNAUDITED)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2007

(UNAUDITED)

Page
Consolidated Income Statement	2
Adjusted Condensed Consolidated Income Statement	3
Consolidated Balance Sheet	4
Capital Ratios	4
Results of Businesses
Summary of Business Segment Results	5
Period-end Employees	5
Retail Banking	6-8
Corporate & Institutional Banking	9
PFPC	10
Efficiency Ratio	11
Details of Net Interest Income, Net Interest Margin, and Trading Revenue	12
Average Consolidated Balance Sheet and Supplemental Average Balance Sheet Information	13-14
Details of Loans	15
Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and Net Unfunded Commitments	16
Details of Nonperforming Assets	17-18
Glossary of Terms	19-21
Business Segment Products and Services	22

Appendix - Adjusted Condensed Consolidated Income Statement Reconciliations	A1-A5

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on January 17, 2008. We have reclassified certain prior period amounts included in this Financial Supplement to be consistent with the current period presentation. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (“SEC”) filings.

Additional Information About The PNC/Sterling Financial Corporation Transaction

The PNC Financial Services Group, Inc. and Sterling Financial Corporation will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain these documents free of charge at the SEC’s web site at http://www.sec.gov. In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by Sterling Financial Corporation will be available free of charge from Sterling Financial Corporation by contacting Shareholder Relations at (877) 248-6420.

The directors, executive officers, and certain other members of management and employees of Sterling Financial Corporation are participants in the solicitation of proxies in favor of the merger from the shareholders of Sterling Financial Corporation. Information about the directors and executive officers of Sterling Financial Corporation is included in the proxy statement for its May 8, 2007 annual meeting of shareholders, which was filed with the SEC on April 2, 2007. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

THE PNC FINANCIAL SERVICES GROUP, INC.

Yardville National Bancorp Acquisition

We completed our acquisition of Yardville National Bancorp (“Yardville”) on October 26, 2007 and our financial results include Yardville from that date. PNC issued approximately 3.4 million shares of PNC common stock and paid approximately $156 million in cash as consideration for the acquisition, and accounted for the transaction under the purchase method.

Mercantile Acquisition

We completed our acquisition of Mercantile Bankshares Corporation (“Mercantile”) on March 2, 2007 and our financial results include Mercantile from that date. PNC issued approximately 53 million shares of PNC common stock and paid approximately $2.1 billion in cash as consideration for the acquisition, and accounted for the transaction under the purchase method. PNC converted the Mercantile banks’ data onto PNC’s financial and operational systems during September 2007.

BlackRock/MLIM Transaction

As further described in our Annual Report on Form 10-K for the year ended December 31, 2006, on September 29, 2006, Merrill Lynch contributed its investment management business (“MLIM”) to BlackRock, Inc. (“BlackRock”), formerly a majority-owned subsidiary of PNC, in exchange for 65 million shares of newly issued BlackRock common and preferred stock.

Our Consolidated Income Statement for the year ended December 31, 2006 reflects our former majority ownership interest in BlackRock for the first nine months of that year and our investment in BlackRock accounted for under the equity method for the fourth quarter of that year. Our Consolidated Income Statement for all other periods presented and our Consolidated Balance Sheet as of all dates included in this Financial Supplement reflect the September 29, 2006 deconsolidation of BlackRock’s balance sheet amounts and recognize our approximate 34% ownership interest in BlackRock for those periods and as of those dates as an investment accounted for under the equity method.

We have also provided, for information purposes only, adjusted results in this Financial Supplement to reflect BlackRock as if it had also been accounted for under the equity method for the full year 2006.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Income Statement (Unaudited)

	Year ended		Three months ended
In millions, except per share data	December 31 2007	December 31 2006	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Interest Income
Loans	$4,232	$3,203	$1,123	$1,129	$1,084	$896	$821
Securities available for sale	1,429	1,049	398	366	355	310	280
Other	505	360	149	132	115	109	116

Total interest income	6,166	4,612	1,670	1,627	1,554	1,315	1,217

Interest Expense
Deposits	2,053	1,590	522	531	532	468	450
Borrowed funds	1,198	777	355	335	284	224	201

Total interest expense	3,251	2,367	877	866	816	692	651

Net interest income	2,915	2,245	793	761	738	623	566
Provision for credit losses	315	124	188	65	54	8	42

Net interest income less provision for credit losses	2,600	2,121	605	696	684	615	524

Noninterest Income
Asset management	784	1,420	225	204	190	165	149
Fund servicing	835	893	215	208	209	203	249
Service charges on deposits	348	313	90	89	92	77	79
Brokerage	278	246	69	71	72	66	63
Consumer services	414	365	110	106	107	91	93
Corporate services	713	626	180	198	176	159	177
Equity management gains	102	107	21	47	2	32	25
Net securities gains (losses)	(5)	(207)	(1)	(2)	1	(3)
Trading	104	183	(10)	33	29	52	33
Net gains (losses) related to BlackRock	(127)	2,066	(128)	(50)	(1)	52	(12)
Other	344	315	63	86	98	97	113

Total noninterest income	3,790	6,327	834	990	975	991	969

Noninterest Expense
Compensation	1,850	2,128	482	480	470	418	442
Employee benefits	290	304	71	73	74	72	55
Net occupancy	350	310	95	87	81	87	69
Equipment	311	303	84	77	79	71	69
Marketing	115	104	29	36	29	21	23
Other	1,380	1,294	452	346	307	275	311

Total noninterest expense	4,296	4,443	1,213	1,099	1,040	944	969

Income before minority interest and income taxes	2,094	4,005	226	587	619	662	524
Minority interest in income of BlackRock		47
Income taxes	627	1,363	48	180	196	203	148

Net income	$1,467	$2,595	$178	$407	$423	$459	$376

Earnings Per Common Share
Basic	$4.43	$8.89	$.53	$1.21	$1.24	$1.49	$1.29
Diluted	$4.35	$8.73	$.52	$1.19	$1.22	$1.46	$1.27

Average Common Shares Outstanding
Basic	331	292	338	337	342	308	291
Diluted	335	297	341	340	346	312	295

Efficiency	64%	52%	75%	63%	61%	58%	63%

Noninterest income to total revenue	57%	74%	51%	57%	57%	61%	63%

Effective tax rate (a)	29.9%	34.0%	21.2%	30.7%	31.7%	30.7%	28.2%

(a)	The effective tax rates are presented on a GAAP basis. The lower effective tax rate for the fourth quarter of 2007 was primarily due to lower pretax income in relation to tax credits and earnings that are not subject to tax. The higher effective tax rate for full year 2006 was primarily due to the third quarter 2006 gain on the BlackRock/MLIM transaction and a related $57 million cumulative adjustment to deferred taxes recorded in that quarter. The lower effective tax rate in the fourth quarter of 2006 was primarily due to a reduction in tax reserves for interest.

THE PNC FINANCIAL SERVICES GROUP, INC.

Adjusted Condensed Consolidated Income Statement (Unaudited) (a)

For the year ended - in millions	December 31 2007	December 31 2006
Net Interest Income
Net interest income	$2,915	$2,235
Provision for credit losses	270	124

Net interest income less provision for credit losses	2,645	2,111

Noninterest Income
Asset management	788	538
Other	3,133	3,034

Total noninterest income	3,921	3,572

Noninterest Expense
Compensation and benefits	2,103	1,865
Other	2,009	1,722

Total noninterest expense	4,112	3,587

Income before income taxes	2,454	2,096
Income taxes	752	582

Net income	$1,702	$1,514

For the three months ended - in millions	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Net Interest Income
Net interest income	$793	$761	$738	$623	$566
Provision for credit losses	143	65	54	8	42

Net interest income less provision for credit losses	650	696	684	615	524

Noninterest Income
Asset management	224	206	191	167	159
Other	737	836	786	774	832

Total noninterest income	961	1,042	977	941	991

Noninterest Expense
Compensation and benefits	543	537	535	488	497
Other	553	521	490	445	472

Total noninterest expense	1,096	1,058	1,025	933	969

Income before income taxes	515	680	636	623	546
Income taxes	150	211	202	189	155

Net income	$365	$469	$434	$434	$391

(a)	This schedule is provided for informational purposes only and reflects historical condensed consolidated financial information of PNC: (1) with amounts adjusted for the impact of certain specified items; (2) as if we had recorded our investment in BlackRock on the equity method for all periods presented; and (3) adjusted in each case, as appropriate, for the tax impact. See the Appendix to this Financial Supplement for reconciliations of these amounts to the corresponding GAAP amounts for each of the periods presented. We have provided these adjusted amounts and reconciliations so that investors, analysts, regulators and others will be better able to evaluate the impact of these items on our results for these periods, in addition to providing a basis of comparability for the impact of the BlackRock deconsolidation given the magnitude of the impact of the deconsolidation on various components of our income statement. Adjusted information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Balance Sheet (Unaudited)

In millions, except par value	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Assets
Cash and due from banks	$3,567	$3,318	$3,177	$3,234	$3,523
Federal funds sold and resale agreements	2,729	2,360	1,824	1,604	1,763
Other short-term investments, including trading securities	4,129	3,944	3,667	3,041	3,130
Loans held for sale	3,927	3,004	2,562	2,382	2,366
Securities available for sale	30,225	28,430	25,903	26,475	23,191
Loans, net of unearned income of $990, $986, $1,004, $1,005, and $795	68,319	65,760	64,714	62,925	50,105
Allowance for loan and lease losses	(830)	(717)	(703)	(690)	(560)

Net loans	67,489	65,043	64,011	62,235	49,545
Goodwill	8,405	7,836	7,745	7,739	3,402
Other intangible assets	1,146	1,099	913	929	641
Equity investments	6,045	5,975	5,584	5,408	5,330
Other	11,258	10,357	10,265	9,516	8,929

Total assets	$138,920	$131,366	$125,651	$122,563	$101,820

Liabilities
Deposits
Noninterest-bearing	$19,440	$18,570	$18,302	$18,191	$16,070
Interest-bearing	63,256	59,839	58,919	59,176	50,231

Total deposits	82,696	78,409	77,221	77,367	66,301
Borrowed funds
Federal funds purchased	7,037	6,658	7,212	5,638	2,711
Repurchase agreements	2,737	1,990	2,805	2,586	2,051
Federal Home Loan Bank borrowings	7,065	4,772	104	111	42
Bank notes and senior debt	6,821	7,794	7,537	4,551	3,633
Subordinated debt	4,506	3,976	4,226	4,628	3,962
Other	2,765	2,263	2,632	2,942	2,629

Total borrowed funds	30,931	27,453	24,516	20,456	15,028
Allowance for unfunded loan commitments and letters of credit	134	127	125	121	120
Accrued expenses	4,330	4,077	3,663	3,864	3,970
Other	4,321	5,095	4,252	4,649	4,728

Total liabilities	122,412	115,161	109,777	106,457	90,147

Minority and noncontrolling interests in consolidated entities	1,654	1,666	1,370	1,367	885

Shareholders’ Equity
Preferred stock (a)
Common stock - $5 par value
Authorized 800 shares, issued 353 shares	1,764	1,764	1,764	1,764	1,764
Capital surplus	2,618	2,631	2,606	2,520	1,651
Retained earnings	11,497	11,531	11,339	11,134	10,985
Accumulated other comprehensive loss	(147)	(255)	(439)	(162)	(235)
Common stock held in treasury at cost: 12, 16, 11, 7, and 60 shares	(878)	(1,132)	(766)	(517)	(3,377)

Total shareholders’ equity	14,854	14,539	14,504	14,739	10,788

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$138,920	$131,366	$125,651	$122,563	$101,820

Capital Ratios
Tier 1 risk-based (b)	6.8%	7.5%	8.3%	8.6%	10.4%
Total risk-based (b)	10.3	10.9	11.8	12.2	13.5
Leverage (b)	6.2	6.8	7.3	8.7	9.3
Tangible common equity	4.7	5.2	5.5	5.8	7.4
Common shareholders’ equity to assets	10.7	11.1	11.5	12.0	10.6

(a)	Less than $.5 million at each date.
(b)	The ratios as of December 31, 2007 are estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.

Summary of Business Segment Results (Unaudited)

	Year ended		Three months ended
In millions (a) (b)	December 31 2007	December 31 2006	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Earnings
Retail Banking	$893	$765	$215	$250	$227	$201	$184
Corporate & Institutional Banking	432	454	91	87	122	132	126
PFPC	128	124	32	33	32	31	31
Other, including BlackRock (b)	14	1,252	(160)	37	42	95	35

Total consolidated net income	$1,467	$2,595	$178	$407	$423	$459	$376

Revenue (c)
Retail Banking	$3,801	$3,125	$999	$985	$978	$839	$799
Corporate & Institutional Banking	1,538	1,455	399	388	381	370	390
PFPC (d)	831	762	214	209	208	200	194
Other, including BlackRock (b)	562	3,255	22	175	154	211	157

Total consolidated revenue	$6,732	$8,597	$1,634	$1,757	$1,721	$1,620	$1,540

(a)	Our business information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our businesses and management structure change.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our Annual Report on Form 10-K for the year ended December 31, 2007 will provide additional business segment disclosures for BlackRock. Generally, PNC’s business segment earnings from BlackRock can be estimated by multiplying our approximately 33.5% ownership interest by BlackRock’s reported GAAP earnings, less the additional income taxes recorded by PNC on those earnings. The effective tax rate on those earnings is typically different than PNC’s consolidated effective tax rate due to the tax treatment of dividends received, if any, from BlackRock. PNC’s effective tax rate on its earnings from BlackRock for the fourth quarter of 2007 and full year 2007 was approximately 25%.
(c)	Business revenue is presented on a taxable-equivalent basis. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than a taxable investment. To provide more meaningful comparisons of yields and margins for all earning assets, we also provide revenue on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement. The following is a reconciliation of total consolidated revenue on a book (GAAP) basis to total consolidated revenue on a taxable-equivalent basis (in millions):

	Year ended		Three months ended
	December 31 2007	December 31 2006	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Total consolidated revenue, book (GAAP) basis	$6,705	$8,572	$1,627	$1,751	$1,713	$1,614	$1,535
Taxable-equivalent adjustment	27	25	7	6	8	6	5

Total consolidated revenue, taxable-equivalent basis	$6,732	$8,597	$1,634	$1,757	$1,721	$1,620	$1,540

(d)	PFPC revenue represents the sum of servicing revenue and nonoperating income (expense) less debt financing costs. Prior period servicing revenue amounts have been reclassified to conform with the current period presentation.

	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Period-end Employees
Full-time employees:
Retail Banking	12,036	11,753	11,804	11,838	9,549
Corporate & Institutional Banking	2,290	2,267	2,084	2,038	1,936
PFPC	4,784	4,504	4,522	4,400	4,381
Other
Operations & Technology	4,379	4,243	4,501	4,493	3,909
Staff Services	1,991	2,044	2,115	2,059	1,680

Total Other	6,370	6,287	6,616	6,552	5,589

Total full-time employees	25,480	24,811	25,026	24,828	21,455
Total part-time employees	2,840	2,823	3,028	2,867	2,328

Total employees	28,320	27,634	28,054	27,695	23,783

The period-end employee statistics disclosed for each business reflect staff directly employed by the respective business and exclude operations, technology and staff services employees. Yardville employees are included in the Retail Banking, Corporate & Institutional Banking, and Other businesses at December 31, 2007. Mercantile employees are included in the Retail Banking, Corporate & Institutional Banking, and Other businesses at December 31, 2007, September 30, 2007, June 30, 2007 and March 31, 2007. PFPC employee statistics are provided on a legal entity basis.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited)

	Year ended		Three months ended
Taxable-equivalent basis (a) Dollars in millions	December 31 2007	December 31 2006	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
INCOME STATEMENT
Net interest income	$2,065	$1,678	$543	$535	$535	$452	$419
Noninterest income	1,736	1,447	456	450	443	387	380

Total revenue	3,801	3,125	999	985	978	839	799
Provision for credit losses	138	81	70	8	37	23	35
Noninterest expense	2,239	1,827	587	577	579	496	471

Pretax earnings	1,424	1,217	342	400	362	320	293
Income taxes	531	452	127	150	135	119	109

Earnings	$893	$765	$215	$250	$227	$201	$184

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$14,209	$13,813	$14,417	$14,296	$14,237	$13,881	$13,807
Indirect	1,897	1,052	2,031	2,033	2,036	1,480	1,133
Other consumer	1,597	1,248	1,688	1,610	1,596	1,490	1,322

Total consumer	17,703	16,113	18,136	17,939	17,869	16,851	16,262
Commercial	12,534	5,721	14,020	13,799	13,678	8,201	5,907
Floor plan	978	910	983	939	1,037	952	853
Residential mortgage	1,992	1,440	2,500	2,050	2,038	1,781	1,031
Other	230	242	225	230	235	233	234

Total loans	33,437	24,426	35,864	34,957	34,857	28,018	24,287
Goodwill and other intangible assets	5,061	1,581	5,792	5,703	5,737	2,942	1,574
Loans held for sale	1,564	1,607	1,572	1,567	1,554	1,562	1,505
Other assets	2,362	1,634	2,487	2,848	2,626	1,927	1,671

Total assets	$42,424	$29,248	$45,715	$45,075	$44,774	$34,449	$29,037

Deposits
Noninterest-bearing demand	$10,513	$7,841	$10,967	$11,191	$11,065	$8,871	$7,834
Interest-bearing demand	8,876	7,906	9,173	8,869	9,097	8,354	7,865
Money market	16,786	14,750	17,328	17,020	17,100	15,669	14,822

Total transaction deposits	36,175	30,497	37,468	37,080	37,262	32,894	30,521
Savings	2,678	2,035	2,651	2,831	2,981	2,243	1,877
Certificates of deposit	16,637	13,861	16,768	16,502	17,531	15,738	14,694

Total deposits	55,490	46,393	56,887	56,413	57,774	50,875	47,092
Other liabilities	621	553	577	540	679	708	598
Capital	3,558	2,986	3,626	3,595	3,724	3,287	3,034

Total funds	$59,669	$49,932	$61,090	$60,548	$62,177	$54,870	$50,724

PERFORMANCE RATIOS
Return on average capital	25%	26%	24%	28%	24%	25%	24%
Noninterest income to total revenue	46	46	46	46	45	46	48
Efficiency	59	58	59	59	59	59	59

(a)	See notes (a) and (c) on page 5.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

	Year ended		Three months ended
Dollars in millions except as noted	December 31 2007	December 31 2006	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
OTHER INFORMATION (a) (b)
Credit-related statistics:
Nonperforming assets			$225	$137	$140	$123	$106
Net charge-offs	$131	$85	$45	$34	$25	$27	$21
Annualized net charge-off ratio	.39%	.35%	.50%	.39%	.29%	.39%	.34%

Other statistics:
Full-time employees			12,036	11,753	11,804	11,838	9,549
Part-time employees			2,309	2,248	2,360	2,224	1,829
ATMs			3,900	3,870	3,917	3,862	3,581
Branches (c)			1,109	1,072	1,084	1,077	852
Gains on sales of education loans (d)	$24	$33	$4	$12	$5	$3	$11

ASSETS UNDER ADMINISTRATION (in billions) (e)
Assets under management
Personal			$53	$57	$55	$54	$44
Institutional			20	20	22	22	10

Total			$73	$77	$77	$76	$54

Asset Type
Equity			$42	$44	$43	$41	$34
Fixed income			18	20	20	20	12
Liquidity/Other			13	13	14	15	8

Total			$73	$77	$77	$76	$54

Nondiscretionary assets under administration
Personal			$30	$31	$30	$31	$25
Institutional			83	81	81	80	61

Total			$113	$112	$111	$111	$86

Asset Type
Equity			$49	$50	$47	$42	$33
Fixed income			28	27	28	28	24
Liquidity/Other			36	35	36	41	29

Total			$113	$112	$111	$111	$86

(a)	Presented as of period-end, except for net charge-offs, annualized net charge-off ratio and gains on sales of education loans.
(b)	Amounts subsequent to March 2, 2007 include the impact of Mercantile. Amounts subsequent to October 26, 2007 include the impact of Yardville.
(c)	Excludes certain satellite branches that provide limited products and service hours.
(d)	Included in “Noninterest income” on page 6.
(e)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

Dollars in millions except as noted	December 31 2007 (b)	September 30 2007	June 30 2007 (b)	March 31 2007 (b)	December 31 2006
OTHER INFORMATION (a) (b)
Home equity portfolio credit statistics:
% of first lien positions (c)	39%	39%	42%	43%	43%
Weighted average loan-to-value ratios (c)	73%	72%	70%	70%	70%
Weighted average FICO scores (d)	727	726	727	726	728
Loans 90 days past due	.37%	.30%	.26%	.25%	.24%

Checking-related statistics:
Retail Banking checking relationships	2,272,000	2,275,000	1,967,000	1,962,000	1,954,000
Consumer DDA households using online banking	1,091,000	1,050,000	975,000	960,000	938,000
% of consumer DDA households using online banking	54%	52%	55%	54%	53%
Consumer DDA households using online bill payment	667,000	604,000	505,000	450,000	404,000
% of consumer DDA households using online bill payment	33%	30%	29%	25%	23%

Small business loans and managed deposits:
Small business loans	$13,049	$13,157	$5,410	$5,284	$5,116
Managed deposits:
On-balance sheet
Noninterest-bearing demand	$5,994	$6,119	$4,250	$4,284	$4,383
Interest-bearing demand	1,873	2,027	1,505	1,517	1,649
Money market	3,152	3,389	2,595	2,635	2,592
Certificates of deposit	1,068	1,070	584	681	802
Off-balance sheet (e)
Small business sweep checking	2,780	2,823	1,933	1,827	1,733

Total managed deposits	$14,867	$15,428	$10,867	$10,944	$11,159

Brokerage statistics:
Margin loans	$151	$161	$162	$166	$163
Financial consultants (f)	769	765	767	757	758
Full service brokerage offices	100	100	99	99	99
Brokerage account assets (billions)	$48	$49	$47	$46	$46

(a)	Presented as of period-end.
(b)	This information excludes the impact of acquisitions between PNC’s acquisition date and the date of conversion of the acquired companies’ data onto PNC’s financial and operational systems because such information was not available prior to the conversion date. Therefore, information presented above as of June 30, 2007 and March 31, 2007 excludes the impact of Mercantile, which PNC acquired effective March 2, 2007 and converted during September 2007. Similarly, information presented above as of December 31, 2007 (except “Brokerage statistics”) excludes the impact of Yardville, which PNC acquired effective October 26, 2007 and expects to convert during March 2008.
(c)	Includes loans from acquired portfolios for which lien position and loan-to-value information was limited.
(d)	Represents the most recent FICO scores we have on file.
(e)	Represents small business balances. These balances are swept into liquidity products managed by other PNC business segments, the majority of which are off-balance sheet.
(f)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.

THE PNC FINANCIAL SERVICES GROUP, INC.

Corporate & Institutional Banking (Unaudited)

	Year ended		Three months ended
Taxable-equivalent basis (a) Dollars in millions except as noted	December 31 2007	December 31 2006	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
INCOME STATEMENT
Net interest income	$818	$703	$237	$204	$194	$183	$186
Noninterest income
Corporate service fees	564	526	137	161	139	127	149
Other (b)	156	226	25	23	48	60	55

Noninterest income	720	752	162	184	187	187	204

Total revenue	1,538	1,455	399	388	381	370	390
Provision for (recoveries of) credit losses	125	42	69	55	17	(16)	6
Noninterest expense	818	746	222	211	192	193	199

Pretax earnings	595	667	108	122	172	193	185
Income taxes	163	213	17	35	50	61	59

Earnings	$432	$454	$91	$87	$122	$132	$126

AVERAGE BALANCE SHEET
Loans
Corporate (c)	$9,519	$8,633	$10,254	$9,625	$9,274	$8,909	$8,885
Commercial real estate	3,590	2,876	3,956	3,576	3,555	3,253	3,143
Commercial - real estate related	3,580	2,433	4,065	3,746	3,736	2,733	2,189
Asset-based lending	4,634	4,467	4,795	4,647	4,562	4,513	4,594

Total loans (c)	21,323	18,409	23,070	21,594	21,127	19,408	18,811
Goodwill and other intangible assets	1,919	1,352	2,232	2,085	1,837	1,544	1,399
Loans held for sale	1,319	893	1,781	1,207	982	1,302	965
Other assets	4,491	4,168	4,641	4,544	4,531	4,244	4,550

Total assets	$29,052	$24,822	$31,724	$29,430	$28,477	$26,498	$25,725

Deposits
Noninterest-bearing demand	$7,301	$6,771	$7,851	$7,238	$6,953	$7,083	$7,210
Money market	4,784	2,654	4,995	4,960	4,653	4,530	3,644
Other	1,325	907	1,818	1,436	1,113	926	921

Total deposits	13,410	10,332	14,664	13,634	12,719	12,539	11,775
Other liabilities	3,347	2,863	4,452	3,109	2,960	2,850	3,093
Capital	2,152	1,838	2,357	2,132	2,050	2,064	1,935

Total funds	$18,909	$15,033	$21,473	$18,875	$17,729	$17,453	$16,803

PERFORMANCE RATIOS
Return on average capital	20%	25%	15%	16%	24%	26%	26%
Noninterest income to total revenue	47	52	41	47	49	51	52
Efficiency	53	51	56	54	50	52	51

COMMERCIAL MORTGAGE
SERVICING PORTFOLIO (in billions)
Beginning of period	$200	$136	$244	$222	$206	$200	$180
Acquisitions/additions	88	102	8	36	28	16	33
Repayments/transfers	(45)	(38)	(9)	(14)	(12)	(10)	(13)

End of period (d)	$243	$200	$243	$244	$222	$206	$200

OTHER INFORMATION
Consolidated revenue from: (e)
Treasury Management	$476	$418	$131	$121	$114	$110	$107
Capital Markets	$290	$283	$74	$73	$76	$67	$79
Midland Loan Services	$220	$184	$51	$59	$56	$54	$53
Total loans (f)			$23,861	$22,455	$21,662	$21,193	$18,957
Nonperforming assets (f)			$243	$141	$100	$77	$63
Net charge-offs	$70	$54	$39	$15	$7	$9	$24
Full-time employees (f)			2,290	2,267	2,084	2,038	1,936
Net gains on commercial mortgage loan sales (d)	$39	$55	$10	$5	$9	$15	$18
Valuation adjustment on commercial mortgage loans held for sale	$(26)		$(26)
Net carrying amount of commercial mortgage servicing rights (d) (f)			$694	$708	$493	$487	$471

(a)	See notes (a) and (c) on page 5.
(b)	Amounts for fourth quarter and full year 2007 include a $26 million of negative valuation adjustment on our commercial mortgage loans held for sale.
(c)	Includes lease financing.
(d)	Amounts at December 31, 2007 and September 30, 2007 include the impact of the July 2, 2007 acquisition of ARCS Commercial Mortgage.
(e)	Represents consolidated PNC amounts.
(f)	Presented as of period end.

THE PNC FINANCIAL SERVICES GROUP, INC.

PFPC (Unaudited) (a)

	Year ended		Three months ended
Dollars in millions except as noted	December 31 2007	December 31 2006	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
INCOME STATEMENT
Servicing revenue (b)	$863	$800	$223	$216	$216	$208	$203
Operating expense (b)	637	586	167	159	158	153	146

Operating income	226	214	56	57	58	55	57
Debt financing	38	42	10	9	9	10	10
Nonoperating income (c)	6	4	1	2	1	2	1

Pretax earnings	194	176	47	50	50	47	48
Income taxes	66	52	15	17	18	16	17

Earnings	$128	$124	$32	$33	$32	$31	$31

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets			$1,315	$1,002	$1,005	$1,008	$1,012
Other assets			1,161	1,169	1,395	1,370	1,192

Total assets			$2,476	$2,171	$2,400	$2,378	$2,204

Debt financing			$989	$702	$734	$760	$792
Other liabilities			865	878	1,109	1,091	917
Shareholder’s equity			622	591	557	527	495

Total funds			$2,476	$2,171	$2,400	$2,378	$2,204

PERFORMANCE RATIOS
Return on average equity	23%	29%	21%	23%	24%	25%	26%
Operating margin (d)	26	27	25	26	27	26	28

SERVICING STATISTICS (at period end)
Accounting/administration net fund assets (in billions)(e)
Domestic			$869	$806	$765	$731	$746
Offshore			121	116	103	91	91

Total			$990	$922	$868	$822	$837

Asset type (in billions)(e)
Money market			$373	$328	$286	$280	$281
Equity			390	377	373	352	354
Fixed income			123	117	118	111	117
Other			104	100	91	79	85

Total			$990	$922	$868	$822	$837

Custody fund assets (in billions)			$500	$497	$467	$435	$427

Shareholder accounts (in millions)
Transfer agency			19	19	20	18	18
Subaccounting			53	51	50	50	50

Total			72	70	70	68	68

OTHER INFORMATION
Period-end full-time employees			4,784	4,504	4,522	4,400	4,381

(a)	See note (a) on page 5.
(b)	Certain out-of-pocket expense items which are then client billable are included in both servicing revenue and operating expense above, but offset each other entirely and therefore have no net effect on operating income. Distribution revenue and expenses which relate to 12b-1 fees that PFPC receives from certain fund clients for the payment of marketing, sales and service expenses also entirely offset each other, but are netted for presentation purposes above. Amounts for 2006 periods have been reclassified to conform with the current period presentation.
(c)	Net of nonoperating expense.
(d)	Total operating income divided by servicing revenue.
(e)	Includes alternative investment net assets serviced.

THE PNC FINANCIAL SERVICES GROUP, INC.

Efficiency Ratio (Unaudited)

	Year ended		Three months ended
	December 31 2007	December 31 2006	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Efficiency, as reported (a)	64%	52%	75%	63%	61%	58%	63%
Efficiency, as adjusted (b)	60%	62%	62%	59%	60%	60%	62%

(a)	Calculated as noninterest expense divided by the sum of net interest income and noninterest income on the Consolidated Income Statement.
(b)	Calculated as PNC’s efficiency ratio adjusted: (1) for the impact of certain specified items; (2) as if we had recorded our investment in BlackRock on the equity method for all periods presented; and (3) in each case, as appropriate, adjusted for the tax impact. We have provided these adjusted amounts and reconciliations so that shareholders, investor analysts, regulators and others will be better able to evaluate the impact of these items on our “as reported” efficiency ratio for these periods, in addition to providing a basis of comparability for the impact of the BlackRock deconsolidation. Amounts used for these adjusted ratios are reconciled to amounts used in the PNC efficiency ratio as reported (GAAP basis) below.

	Year ended		Three months ended
Dollars in millions	December 31 2007	December 31 2006	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Reconciliation of GAAP amounts with amounts used in the calculation of the adjusted efficiency ratio:
GAAP basis—net interest income	$2,915	$2,245	$793	$761	$738	$623	$566
Adjustment to net interest income: BlackRock equity method (c)		(10)

Adjusted net interest income	$2,915	$2,235	$793	$761	$738	$623	$566

GAAP basis—noninterest income	$3,790	$6,327	$834	$990	$975	$991	$969
Adjustments (c) :
Gain on BlackRock/MLIM transaction		(2,078)
Securities portfolio rebalancing loss		196
Mortgage loan portfolio repositioning loss		48
Integration costs	4	10	(1)	2	1	2	10
BlackRock LTIP	127	12	128	50	1	(52)	12
BlackRock equity method		(943)

Adjusted noninterest income	$3,921	$3,572	$961	$1,042	$977	$941	$991

Adjusted total revenue	$6,836	$5,807	$1,754	$1,803	$1,715	$1,564	$1,557

GAAP basis—noninterest expense	$4,296	$4,443	$1,213	$1,099	$1,040	$944	$969
Adjustments (c):
Integration costs	(102)	(91)	(35)	(41)	(15)	(11)
Visa indemnification	(82)		(82)
BlackRock equity method		(765)

Adjusted noninterest expense	$4,112	$3,587	$1,096	$1,058	$1,025	$933	$969

Adjusted efficiency ratio	60%	62%	62%	59%	60%	60%	62%

(c)	See the Appendix to this Financial Supplement.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Net Interest Income, Net Interest Margin, and Trading Revenue (Unaudited)

	Year ended		Three months ended
In millions	December 31 2007	December 31 2006	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Net Interest Income
Interest income, taxable equivalent basis
Loans	$4,248	$3,216	$1,127	$1,134	$1,088	$899	$824
Securities available for sale	1,431	1,050	398	368	355	310	279
Other	514	371	152	131	119	112	119

Total interest income	6,193	4,637	1,677	1,633	1,562	1,321	1,222

Interest expense
Deposits	2,053	1,590	522	531	532	468	450
Borrowed funds	1,198	777	355	335	284	224	201

Total interest expense	3,251	2,367	877	866	816	692	651

Net interest income, taxable-equivalent basis	2,942	2,270	800	767	746	629	571
Less: Taxable-equivalent adjustment	27	25	7	6	8	6	5

Net interest income, GAAP basis	$2,915	$2,245	$793	$761	$738	$623	$566

	Year ended		Three months ended
	December 31 2007	December 31 2006	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Net Interest Margin
Average yields/rates
Yield on interest-earning assets
Loans	6.80%	6.49%	6.62%	6.89%	6.81%	6.68%	6.63%
Securities available for sale	5.39	4.93	5.46	5.42	5.37	5.31	5.27
Other	5.70	5.45	5.51	5.56	5.94	5.83	5.56
Total yield on interest-earning assets	6.32	5.97	6.19	6.37	6.35	6.23	6.15
Rate on interest-bearing liabilities
Deposits	3.47	3.25	3.31	3.49	3.52	3.52	3.54
Borrowed funds	5.20	5.17	4.88	5.22	5.28	5.33	5.39
Total rate on interest-bearing liabilities	3.95	3.70	3.81	3.99	3.98	3.95	3.97

Interest rate spread	2.37	2.27	2.38	2.38	2.37	2.28	2.18
Impact of noninterest-bearing sources	.63	.65	.58	.62	.66	.67	.70

Net interest margin	3.00%	2.92%	2.96%	3.00%	3.03%	2.95%	2.88%

	Year ended		Three months ended
In millions	December 31 2007	December 31 2006	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Trading Revenue (a)
Net interest income (expense)	$7	$(6)	$7	$(1)	$1		$(2)
Noninterest income	104	183	(10)	33	29	$52	33

Total trading revenue	$111	$177	$(3)	$32	$30	$52	$31

Securities underwriting and trading (b)	$41	$38	$10	$14	$8	$9	$11
Foreign exchange	58	55	16	15	13	14	13
Financial derivatives	12	84	(29)	3	9	29	7

Total trading revenue	$111	$177	$(3)	$32	$30	$52	$31

(a)	See pages 13-14 for disclosure of average trading assets and liabilities.
(b)	Includes changes in fair value for certain loans accounted for at fair value. See page 13 for disclosure of average loans at fair value.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited)

	Year ended		Three months ended
In millions	December 31 2007	December 31 2006	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Assets
Interest-earning assets:
Securities available for sale
Residential mortgage-backed	$19,163	$14,881	$20,592	$19,541	$19,280	$17,198	$16,082
Commercial mortgage-backed	4,025	2,305	4,921	4,177	3,646	3,338	2,640
Asset-backed	2,394	1,312	2,704	2,454	2,531	1,876	1,561
U.S. Treasury and government agencies	293	2,334	155	281	344	394	441
State and municipal	227	148	306	233	203	162	140
Other debt	47	89	52	25	33	79	89
Corporate stocks and other	392	246	458	381	383	347	277

Total securities available for sale	26,541	21,315	29,188	27,092	26,420	23,394	21,230
Loans, net of unearned income
Commercial	25,509	20,201	27,528	26,352	25,845	21,479	20,458
Commercial real estate	7,671	3,212	8,919	8,272	8,320	5,478	3,483
Lease financing	2,559	2,777	2,552	2,581	2,566	2,534	2,789
Consumer	17,718	16,125	18,150	17,954	17,886	16,865	16,272
Residential mortgage	8,564	6,888	9,605	9,325	8,527	7,173	5,606
Other	432	363	400	393	411	527	385

Total loans, net of unearned income	62,453	49,566	67,154	64,877	63,555	54,056	48,993
Loans held for sale	2,955	2,683	3,408	2,842	2,611	2,955	3,167
Federal funds sold and resale agreements	2,152	1,143	2,516	2,163	1,832	2,092	2,049
Other	3,909	2,985	4,926	4,342	3,606	2,735	3,198

Total interest-earning assets	98,010	77,692	107,192	101,316	98,024	85,232	78,637
Noninterest-earning assets:
Allowance for loan and lease losses	(690)	(591)	(749)	(708)	(692)	(612)	(557)
Cash and due from banks	3,018	3,121	3,089	3,047	2,991	2,945	2,999
Other	23,080	14,790	25,418	23,977	22,997	19,857	17,969

Total assets	$123,418	$95,012	$134,950	$127,632	$123,320	$107,422	$99,048

Supplemental Average Balance Sheet Information (Unaudited)

Trading Assets
Securities (a)	$2,708	$1,712	$3,486	$3,293	$2,144	$1,569	$2,111
Resale agreements (b)	1,133	623	1,320	1,267	1,247	820	1,247
Financial derivatives (c)	1,378	1,148	1,785	1,389	1,221	1,115	1,209
Loans at fair value (c)	166	128	148	164	161	193	172

Total trading assets	$5,385	$3,611	$6,739	$6,113	$4,773	$3,697	$4,739

(a)	Included in “Interest-earning assets-Other” above.
(b)	Included in “Federal funds sold and resale agreements” above.
(c)	Included in “Noninterest-earning assets-Other” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited) (Continued)

	Year ended		Three months ended
In millions	December 31 2007	December 31 2006	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Liabilities, Minority and Noncontrolling Interests, and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$23,840	$19,745	$24,697	$24,151	$23,979	$22,503	$20,879
Demand	9,259	8,187	9,587	9,275	9,494	8,671	8,143
Savings	2,687	2,081	2,662	2,841	2,988	2,250	1,882
Retail certificates of deposit	16,690	13,999	16,921	16,563	17,426	15,691	14,837
Other time	2,119	1,364	1,948	2,748	2,297	1,623	1,355
Time deposits in foreign offices	4,623	3,613	6,488	4,616	4,220	3,129	3,068

Total interest-bearing deposits	59,218	48,989	62,303	60,194	60,404	53,867	50,164
Borrowed funds
Federal funds purchased	5,533	3,081	5,232	6,249	6,102	4,533	3,167
Repurchase agreements	2,450	2,205	2,875	2,546	2,507	1,858	2,264
Federal Home Loan Bank borrowings	2,168	623	6,339	2,097	106	64	44
Bank notes and senior debt	6,282	3,128	7,676	7,537	5,681	4,182	2,757
Subordinated debt	4,247	4,417	4,118	4,039	4,466	4,370	4,361
Other	2,344	1,589	2,353	2,741	2,459	1,813	2,117

Total borrowed funds	23,024	15,043	28,593	25,209	21,321	16,820	14,710

Total interest-bearing liabilities	82,242	64,032	90,896	85,403	81,725	70,687	64,874
Noninterest-bearing liabilities, minority and noncontrolling interests, and shareholders’ equity:
Demand and other noninterest-bearing deposits	17,587	14,320	18,472	18,211	17,824	15,807	14,827
Allowance for unfunded loan commitments and letters of credit	125	106	127	125	121	126	117
Accrued expenses and other liabilities	8,195	6,672	9,035	8,117	7,655	7,961	7,882
Minority and noncontrolling interests in consolidated entities	1,335	600	1,658	1,414	1,367	893	542
Shareholders’ equity	13,934	9,282	14,762	14,362	14,628	11,948	10,806

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$123,418	$95,012	$134,950	$127,632	$123,320	$107,422	$99,048

Supplemental Average Balance Sheet Information (Unaudited) (Continued)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$59,218	$48,989	$62,303	$60,194	$60,404	$53,867	$50,164
Demand and other noninterest-bearing deposits	17,587	14,320	18,472	18,211	17,824	15,807	14,827

Total deposits	$76,805	$63,309	$80,775	$78,405	$78,228	$69,674	$64,991

Transaction deposits	$50,686	$42,252	$52,756	$51,637	$51,297	$46,981	$43,849

Common shareholders’ equity	$13,927	$9,275	$14,755	$14,355	$14,621	$11,941	$10,799

Trading Liabilities
Securities sold short (a)	$1,657	$965	$1,748	$1,960	$1,431	$1,264	$1,553
Repurchase agreements and other borrowings (b)	520	833	630	637	669	363	1,096
Financial derivatives (c)	1,384	1,103	1,772	1,400	1,230	1,126	1,156
Borrowings at fair value (c)	39	31	39	41	40	39	34

Total trading liabilities	$3,600	$2,932	$4,189	$4,038	$3,370	$2,792	$3,839

(a)	Included in “Borrowed funds-Other” above.
(b)	Included in “Borrowed funds-Repurchase agreements” and “Borrowed funds-Other” above.
(c)	Included in “Accrued expenses and other liabilities” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Loans (Unaudited)

Period ended - in millions	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Commercial
Retail/wholesale	$6,653	$6,181	$6,031	$6,075	$5,301
Manufacturing	4,563	4,472	4,439	4,490	4,189
Other service providers	3,014	3,292	3,212	3,113	2,186
Real estate related (a)	5,730	4,502	4,939	4,869	2,825
Financial services	1,226	1,861	1,545	1,560	1,324
Health care	1,260	1,075	1,097	1,028	707
Other	6,161	5,352	4,681	4,603	4,052

Total commercial	28,607	26,735	25,944	25,738	20,584

Commercial real estate
Real estate projects	6,114	5,807	5,767	5,756	2,716
Mortgage	2,792	2,507	2,564	2,597	816

Total commercial real estate	8,906	8,314	8,331	8,353	3,532

Equipment lease financing	3,500	3,539	3,587	3,527	3,556

Total commercial lending	41,013	38,588	37,862	37,618	27,672

Consumer
Home equity	14,447	14,366	14,268	14,263	13,749
Automobile	1,513	1,521	1,962	1,956	1,135
Other	2,366	2,270	1,804	1,769	1,631

Total consumer	18,326	18,157	18,034	17,988	16,515

Residential mortgage	9,557	9,605	9,440	7,960	6,337
Other	413	396	382	364	376
Unearned income	(990)	(986)	(1,004)	(1,005)	(795)

Total, net of unearned income	$68,319	$65,760	$64,714	$62,925	$50,105

(a)	Includes loans related to customers in the real estate, rental, leasing and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Beginning balance	$717	$703	$690	$560	$566
Charge-offs
Commercial	(60)	(38)	(27)	(31)	(23)
Commercial real estate	(12)	(3)	(1)		(1)
Equipment lease financing					(14)
Consumer	(24)	(17)	(15)	(17)	(15)
Residential mortgage					(1)

Total charge-offs	(96)	(58)	(43)	(48)	(54)
Recoveries
Commercial	10	5	8	7	3
Commercial real estate			1		1
Equipment lease financing					1
Consumer	3	4	2	5	4

Total recoveries	13	9	11	12	9
Net charge-offs
Commercial	(50)	(33)	(19)	(24)	(20)
Commercial real estate	(12)	(3)
Equipment lease financing					(13)
Consumer	(21)	(13)	(13)	(12)	(11)
Residential mortgage					(1)

Total net charge-offs	(83)	(49)	(32)	(36)	(45)
Provision for credit losses	188	65	54	8	42
Acquired allowance (a)	15		(5)	142
Net change in allowance for unfunded loan commitments and letters of credit	(7)	(2)	(4)	16	(3)

Ending balance	$830	$717	$703	$690	$560

(a) Amount for the fourth quarter of 2007 related to Yardville and amounts for the first and second quarters of 2007 related to Mercantile.

Supplemental Information
Commercial lending net charge-offs (b)	$(62)	$(36)	$(19)	$(24)	$(33)
Consumer lending net charge-offs (c)	(21)	(13)	(13)	(12)	(12)

Total net charge-offs	$(83)	$(49)	$(32)	$(36)	$(45)
Net charge-offs to average loans
Commercial lending	.63%	.38%	.21%	.33%	.49%
Consumer lending	.30	.19	.20	.20	.22

(b)	Includes commercial, commercial real estate and equipment lease financing.
(c)	Includes consumer and residential mortgage.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Beginning balance	$127	$125	$121	$120	$117
Acquired allowance - Mercantile				17
Net change in allowance for unfunded loan commitments and letters of credit	7	2	4	(16)	3

Ending balance	$134	$127	$125	$121	$120

In millions	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Net Unfunded Commitments
Net unfunded commitments	$53,365	$52,590	$50,678	$49,263	$44,835

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

Period ended - in millions	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Nonaccrual loans
Commercial	$193	$144	$126	$121	$109
Commercial real estate	212	75	62	25	12
Consumer	17	15	14	14	13
Residential mortgage	10	10	14	16	12
Equipment lease financing	3	3	2	2	1

Total nonaccrual loans	435	247	218	178	147
Restructured loans	2

Total nonperforming loans	437	247	218	178	147
Foreclosed and other assets
Residential mortgage	16	16	12	11	10
Equipment lease financing	11	12	12	12	12
Other	14	11	4	3	2

Total foreclosed and other assets	41	39	28	26	24

Total nonperforming assets (a) (b)	$478	$286	$246	$204	$171

Nonperforming loans to total loans	.64%	.38%	.34%	.28%	.29%
Nonperforming assets to total loans and foreclosed assets	.70	.43	.38	.32	.34
Nonperforming assets to total assets	.34	.22	.20	.17	.17
Net charge-offs to average loans (For the three months ended)	.49	.30	.20	.27	.36
Allowance for loan and lease losses to loans	1.21	1.09	1.09	1.10	1.12
Allowance for loan and lease losses to nonperforming loans	190	290	322	388	381

(a) Excludes equity management assets carried at estimated fair value (amounts include troubled debt restructured assets of $4 million at September 30, 2007, June 30, 2007, March 31, 2007 and December 31, 2006):	$4	$12	$13	$15	$11
(b) Excludes loans held for sale carried at lower of cost or market value, related to the Mercantile and Yardville acquisitions:	$25	$7	$17	$18

Change in Nonperforming Assets

In millions	Year ended
January 1, 2007	$171
Transferred in	649
Acquired - Mercantile and Yardville	37
Asset sales	(10)
Returned to performing	(23)
Charge-offs and valuation adjustments	(167)
Principal activity including payoffs	(179)

December 31, 2007	$478

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited) (Continued)

Nonperforming Assets by Business

Period ended - in millions	December 31 2007	September 30 2007	June 30 2007	March 31 2007	December 31 2006
Retail Banking
Nonperforming loans	$215	$127	$130	$114	$96
Foreclosed and other assets	10	10	10	9	10

Total	$225	$137	$140	$123	$106

Corporate & Institutional Banking
Nonperforming loans	$222	$119	$87	$64	$50
Foreclosed and other assets	21	22	13	13	13

Total	$243	$141	$100	$77	$63

Other (a)
Nonperforming loans		$1	$1		$1
Foreclosed and other assets	$10	7	5	$4	1

Total	$10	$8	$6	$4	$2

Consolidated Totals
Nonperforming loans	$437	$247	$218	$178	$147
Foreclosed and other assets	41	39	28	26	24

Total (b)	$478	$286	$246	$204	$171

(a)	Amounts include residential mortgages related to PNC’s Asset & Liability management function.

Largest Individual Nonperforming Assets at December 31, 2007 - in millions (b)

Ranking	Outstandings	Industry
1	$20	Specialty Trade Contractors
2	14	Credit Intermediation And Related Activities
3	13	Heavy And Civil Engineering Construction
4	13	Heavy And Civil Engineering Construction
5	13	Construction Of Buildings
6	12	Construction Of Buildings
7	12	Specialty Trade Contractors
8	12	Construction Of Buildings
9	11	Air Transportation
10	10	Heavy And Civil Engineering Construction

Total	$130

As a percent of total nonperforming assets
	27%

(b)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Glossary of Terms

Accounting/administration net fund assets—Net domestic and foreign fund investment assets for which we provide accounting and administration services. We do not include these assets on our Consolidated Balance Sheet.

Adjusted average total assets—Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on available-for-sale debt securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized—Adjusted to reflect a full year of activity.

Assets under management—Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point—One hundredth of a percentage point.

Charge-off—Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred to held for sale by reducing the carrying amount by the allowance for loan losses associated with such loan or if the market value is less than its carrying amount.

Common shareholders’ equity to total assets—Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Credit spread—The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Custody assets—Investment assets held on behalf of clients under safekeeping arrangements. We do not include these assets on our Consolidated Balance Sheet. Investment assets held in custody at other institutions on our behalf are included in the appropriate asset categories on the Consolidated Balance Sheet as if physically held by us.

Derivatives—Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including forward contracts, futures, options and swaps.

Duration of equity—An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets—Assets that generate income, which include: federal funds sold; resale agreements; other short-term investments, including trading securities; loans held for sale; loans, net of unearned income; securities; and certain other assets.

Economic capital—Represents the amount of resources that a business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Effective duration—A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off-balance sheet positions.

Glossary of Terms (continued)

Efficiency—Noninterest expense divided by the sum of net interest income (GAAP basis) and noninterest income.

Funds transfer pricing—A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts—Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP—Accounting principles generally accepted in the United States of America.

Leverage ratio—Tier 1 risk-based capital divided by adjusted average total assets.

Net interest income from loans and deposits—A management accounting assessment, using funds transfer pricing methodology, of the net interest contribution from loans and deposits.

Net interest margin—Annualized taxable-equivalent net interest income divided by average earning assets.

Nondiscretionary assets under administration—Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue—Noninterest income divided by the sum of net interest income (GAAP basis) and noninterest income.

Nonperforming assets—Nonperforming assets include nonaccrual loans, troubled debt restructured loans, foreclosed assets and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans—Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer, and residential mortgage customers as well as troubled debt restructured loans. Nonperforming loans do not include loans held for sale or foreclosed and other assets. We do not accrue interest income on loans classified as nonperforming.

Notional amount— A number of currency units, shares, or other units specified in a derivatives contract.

Operating leverage—The period to period percentage change in total revenue (GAAP basis) less the percentage change in noninterest expense. A positive percentage indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative percentage implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Recovery—Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Return on average capital—Annualized net income divided by average capital.

Return on average assets—Annualized net income divided by average assets.

Return on average common equity—Annualized net income divided by average common shareholders’ equity.

Risk-weighted assets—Primarily computed by the assignment of specific risk-weights (as defined by The Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization—The process of legally transforming financial assets into securities.

Glossary of Terms (continued)

Tangible common equity ratio—Period-end common shareholders’ equity less goodwill and other intangible assets (net of eligible deferred taxes), and excluding loan servicing rights, divided by period-end assets less goodwill and other intangible assets (net of eligible deferred taxes), and excluding loan servicing rights.

Taxable-equivalent interest—The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we also provide revenue on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 risk-based capital—Tier 1 risk-based capital equals: total shareholders’ equity, plus trust preferred capital securities, plus certain minority interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes), less equity investments in nonfinancial companies and less net unrealized holding losses on available-for-sale equity securities. Net unrealized holding gains on available-for-sale equity securities, net unrealized holding gains (losses) on available-for-sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio—Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total fund assets serviced—Total domestic and offshore fund investment assets for which we provide related processing services. We do not include these assets on our Consolidated Balance Sheet.

Total return swap—A non-traditional swap where one party agrees to pay the other the “total return” of a defined underlying asset (e.g., a loan), usually in return for receiving a stream of LIBOR-based cash flows. The total returns of the asset, including interest and any default shortfall, are passed through to the counterparty. The counterparty is therefore assuming the credit and economic risk of the underlying asset.

Total risk-based capital—Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other minority interest not qualified as Tier 1, and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio—Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits—The sum of money market and interest-bearing demand deposits and demand and other noninterest-bearing deposits.

Yield curve—A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.

Business Segment Products and Services

Retail Banking provides deposit, lending, brokerage, trust, investment management, and cash management services to approximately 2.9 million consumer and small business customers within our primary geographic markets. Our customers are serviced through over 1,100 offices in our branch network, the call center located in Pittsburgh, and the Internet – www.pncbank.com. The branch network is located primarily in Pennsylvania, New Jersey, Washington, D.C., Maryland, Virginia, Ohio, Kentucky and Delaware. Brokerage services are provided through PNC Investments, LLC, and J.J.B. Hilliard, W.L. Lyons, Inc. (“Hilliard Lyons”). On November 15, 2007, PNC entered into a definitive agreement to sell Hilliard Lyons to Houchens Industries, Inc. The transaction is expected to result in an after-tax gain of approximately $50 million and be completed in the first half of 2008 subject to regulatory and certain other required approvals.

Retail Banking also serves as investment manager and trustee for employee benefit plans and charitable and endowment assets and provides nondiscretionary defined contribution plan services. These services are provided to individuals and corporations primarily within our primary geographic markets.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services provided nationally.

BlackRock is one of the world’s largest publicly traded investment management firms. The firm manages assets on behalf of institutions and individuals worldwide through a variety of equity, fixed income, cash management and alternative investment products. In addition, BlackRock provides BlackRock Solutions® investment system, risk management, and financial advisory services to a growing number of institutional investors. The firm has a major presence in key global markets, including the United States, Europe, Asia, Australia and the Middle East. At December 31, 2007, PNC’s ownership interest in BlackRock was approximately 33.5%.

PFPC is a leading full service provider of processing, technology and business solutions for the global investment industry. Securities services include custody, securities lending, and accounting and administration for funds registered under the 1940 Act and alternative investments. Investor services include transfer agency, managed accounts, subaccounting, and distribution.

On December 7, 2007, PFPC acquired Lawrenceville, New Jersey-based Albridge Solutions Inc., a provider of portfolio accounting and enterprise wealth management services. Also on December 7, 2007, PFPC acquired Coates Analytics, LP, a provider of Web-based analytics tools that help asset managers identify wholesaler territories and financial advisor targets, promote products in the marketplace and strengthen competitive intelligence.

PFPC serviced $2.5 trillion in total assets and 72 million shareholder accounts as of December 31, 2007 both domestically and internationally through its Ireland and Luxembourg operations.

Appendix to Financial Supplement

The PNC Financial Services Group, Inc.

Adjusted Condensed Consolidated Income Statement Reconciliations (Unaudited) (a)

For the year ended December 31, 2007	PNC		PNC
In millions	As Reported	Adjustments (b)	As Adjusted
Net Interest Income
Net interest income	$2,915		$2,915
Provision for credit losses	315	$(45)	270

Net interest income less provision for credit losses	2,600	45	2,645

Noninterest Income
Asset management	784	4	788
Other	3,006	127	3,133

Total noninterest income	3,790	131	3,921

Noninterest Expense
Compensation and benefits	2,140	(37)	2,103
Other	2,156	(147)	2,009

Total noninterest expense	4,296	(184)	4,112

Income before income taxes	2,094	360	2,454
Income taxes	627	125	752

Net income	$1,467	$235	$1,702

(a)	These adjusted condensed consolidated income statement reconciliations are provided for informational purposes only and reflect historical condensed consolidated financial information of PNC (1) with amounts adjusted for the impact of certain specified items and (2) as if we had recorded our investment in BlackRock on the equity method for all periods presented, in each case, as appropriate, adjusted for the tax impact. These reconciliations are from the reported GAAP amounts shown on page 2 of the Financial Supplement to the corresponding adjusted amounts shown on page 3 of the Financial Supplement. We have provided these adjusted amounts and reconciliations so that investors, analysts, regulators and others will be better able to evaluate the impact of these items on our results for these periods, in addition to providing a basis of comparability for the impact of the BlackRock deconsolidation given the magnitude of the impact of the deconsolidation on various components of our income statement. We believe that information as adjusted for the impact of the specified items may be useful due to the extent to which these items are not indicative of our ongoing operations as the result of our management activities. Integration costs can vary significantly from period to period depending on whether or not we have any such transaction pending or in process and depending on the nature of the transaction. Our BlackRock LTIP shares obligation results from an agreement entered into in 2002 and predominantly reflects the market price of BlackRock stock at specified times. We have provided information adjusted for the impact of the third quarter 2006 gain on the BlackRock/MLIM transaction due to the magnitude of that transaction, and have provided information adjusted for the impact of the third quarter 2006 securities portfolio rebalancing and mortgage loan portfolio repositioning losses due to the nature of those transactions.

Our payment services business issues and acquires credit and debit card transactions through Visa U.S.A. Inc. card association or its affiliates (“Visa”). In October 2007, Visa completed a restructuring and issued shares of Visa Inc. common stock to its financial institution members in contemplation of its initial public offering (“IPO”) currently anticipated in the first quarter of 2008 (the “Visa Reorganization”). As part of the Visa Reorganization, we received our proportionate share of a class of Visa Inc. common stock allocated to the U.S. members. Visa expects that a portion of these shares will be redeemed for cash out of the proceeds of the IPO. The U.S. members are obligated to indemnify Visa for judgments and settlements related to specified litigation. Visa will set aside a portion of the proceeds from the IPO in an escrow account for the benefit of the U.S. member financial institutions to fund the expenses of the litigation as well as the members’ proportionate share of any judgments or settlements that may arise out of the litigation. In accordance with GAAP, we recorded a liability and operating expense totaling $82 million before taxes in the fourth quarter of 2007 representing our estimate of the fair value of our indemnification obligation for potential losses arising from this litigation. Our estimate is based on publicly available information and other information made available to all of the affected Visa members and does not reflect any direct knowledge of the relative strengths and weaknesses of the litigation still pending or the status of any on-going settlement discussions. We believe that the IPO will be completed and cash will be available through the escrow to satisfy litigation settlements. In addition, based on estimates provided by Visa regarding its planned IPO, we believe that our ownership interest in Visa has a value significantly in excess of our indemnification liability. Our Visa shares will not generally be transferable until they can be converted into shares of the publicly traded class of stock, which cannot happen until the later of three years after the IPO or settlement of all of the specified litigation.

Adjusted information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results. Our 2006 Form 10-K includes additional information regarding our accounting for the BlackRock/MLIM transaction and the BlackRock LTIP shares obligation. Our 2007 Form 10-Qs provide additional information regarding integration costs. The absence of other adjustments is not intended to imply that there could not have been other similar types of adjustments, but any such adjustments would not have been similar in magnitude to the amount of the adjustments shown.

(b)	Includes the impact of the following items on a pretax basis: $151 million of acquisition integration costs, $127 million net loss related to our BlackRock LTIP shares obligation, and $82 million of Visa indemnification costs.

Appendix to Financial Supplement (Continued)

The PNC Financial Services Group, Inc.

Adjusted Condensed Consolidated Income Statement Reconciliations (Unaudited) (a)

			BlackRock
For the year ended December 31, 2006	PNC		Deconsolidation and	BlackRock	PNC
In millions	As Reported	Adjustments (b)	Other Adjustments	Equity Method (c)	As Adjusted
Net Interest Income
Net interest income	$2,245		$(10)		$2,235
Provision for credit losses	124				124

Net interest income less provision for credit losses	2,121		(10)		2,111

Noninterest Income
Asset management	1,420	$10	(1,036)	$144	538
Other	4,907	(1,822)	(51)		3,034

Total noninterest income	6,327	(1,812)	(1,087)	144	3,572

Noninterest Expense
Compensation and benefits	2,432	(44)	(523)		1,865
Other	2,011	(47)	(242)		1,722

Total noninterest expense	4,443	(91)	(765)		3,587

Income before minority interest and income taxes	4,005	(1,721)	(332)	144	2,096
Minority interest in income of BlackRock	47	18	(65)
Income taxes	1,363	(658)	(130)	7	582

Net income	$2,595	$(1,081)	$(137)	$137	$1,514

(a)	See note (a) on page A1.
(b)	Includes the impact of the following items, all on a pretax basis: $2,078 million gain on BlackRock/MLIM transaction, $196 million securities portfolio rebalancing loss, $101 million of BlackRock/MLIM transaction integration costs, $48 million mortgage loan portfolio repositioning loss, and $12 million net loss related to our BlackRock LTIP shares obligation.
(c)	BlackRock investment revenue represents PNC’s ownership interest in earnings of BlackRock excluding pretax BlackRock/MLIM transaction integration costs totaling $101 million. The income taxes amount represents additional income taxes recorded by PNC related to BlackRock earnings.

Appendix to Financial Supplement (Continued)

The PNC Financial Services Group, Inc.

Adjusted Condensed Consolidated Income Statement Reconciliations (Unaudited) (a)

For the three months ended December 31, 2007	PNC		PNC
In millions	As Reported	Adjustments (b)	As Adjusted
Net Interest Income
Net interest income	$793		$793
Provision for credit losses	188	$(45)	143

Net interest income less provision for credit losses	605	45	650

Noninterest Income
Asset management	225	(1)	224
Other	609	128	737

Total noninterest income	834	127	961

Noninterest Expense
Compensation and benefits	553	(10)	543
Other	660	(107)	553

Total noninterest expense	1,213	(117)	1,096

Income before income taxes	226	289	515
Income taxes	48	102	150

Net income	$178	$187	$365

For the three months ended September 30, 2007	PNC		PNC
In millions	As Reported	Adjustments (c)	As Adjusted
Net Interest Income
Net interest income	$761		$761
Provision for credit losses	65		65

Net interest income less provision for credit losses	696		696

Noninterest Income
Asset management	204	$2	206
Other	786	50	836

Total noninterest income	990	52	1,042

Noninterest Expense
Compensation and benefits	553	(16)	537
Other	546	(25)	521

Total noninterest expense	1,099	(41)	1,058

Income before income taxes	587	93	680
Income taxes	180	31	211

Net income	$407	$62	$469

(a)	See note (a) on page A1.
(b)	Includes the impact of the following items on a pretax basis: $128 million net loss related to our BlackRock LTIP shares obligation, $82 million of Visa indemnification costs, and $79 million of acquisition integration costs.
(c)	Includes the impact of the following items on a pretax basis: $50 million net loss related to our BlackRock LTIP shares obligation and $43 million of acquisition integration costs.

Appendix to Financial Supplement (Continued)

The PNC Financial Services Group, Inc.

Adjusted Condensed Consolidated Income Statement Reconciliations (Unaudited) (a)

For the three months ended June 30, 2007	PNC		PNC
In millions	As Reported	Adjustments (b)	As Adjusted
Net Interest Income
Net interest income	$738		$738
Provision for credit losses	54		54

Net interest income less provision for credit losses	684		684

Noninterest Income
Asset management	190	$1	191
Other	785	1	786

Total noninterest income	975	2	977

Noninterest Expense
Compensation and benefits	544	(9)	535
Other	496	(6)	490

Total noninterest expense	1,040	(15)	1,025

Income before income taxes	619	17	636
Income taxes	196	6	202

Net income	$423	$11	$434

For the three months ended March 31, 2007	PNC		PNC
In millions	As Reported	Adjustments (c)	As Adjusted
Net Interest Income
Net interest income	$623		$623
Provision for credit losses	8		8

Net interest income less provision for credit losses	615		615

Noninterest Income
Asset management	165	$2	167
Other	826	(52)	774

Total noninterest income	991	(50)	941

Noninterest Expense
Compensation and benefits	490	(2)	488
Other	454	(9)	445

Total noninterest expense	944	(11)	933

Income before income taxes	662	(39)	623
Income taxes	203	(14)	189

Net income	$459	$(25)	$434

(a)	See note (a) on page A1.
(b)	Includes the impact of the following items on a pretax basis: $16 million of acquisition integration costs and $1 million net loss related to our BlackRock LTIP shares obligation.
(c)	Includes the impact of the following items on a pretax basis: $52 million net gain related to our BlackRock LTIP shares obligation and $13 million of acquisition integration costs.

Appendix to Financial Supplement (Continued)

The PNC Financial Services Group, Inc.

Adjusted Condensed Consolidated Income Statement Reconciliations (Unaudited) (a)

For the three months ended December 31, 2006	PNC		PNC
In millions	As Reported	Adjustments (b)	As Adjusted
Net Interest Income
Net interest income	$566		$566
Provision for credit losses	42		42

Net interest income less provision for credit losses	524		524

Noninterest Income
Asset management	149	$10	159
Other	820	12	832

Total noninterest income	969	22	991

Noninterest Expense
Compensation and benefits	497		497
Other	472		472

Total noninterest expense	969		969

Income before income taxes	524	22	546
Income taxes	148	7	155

Net income	$376	$15	$391

(a)	See note (a) on page A1.
(b)	Includes the impact of the following items on a pretax basis: $12 million net loss related to our BlackRock LTIP shares obligation and $10 million of BlackRock/MLIM transaction integration costs.